Exhibit 99.1

        The Neiman Marcus Group Reports Second Quarter Earnings

    DALLAS--(BUSINESS WIRE)--March 9, 2006--The Neiman Marcus Group, Inc. today reported financial results for the second quarter of fiscal year 2006. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Texas Pacific Group and Warburg Pincus LLC. The accompanying consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations for the fiscal year to date period has been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the 26 weeks ended January 28, 2006 to the results of the Predecessor for the 26 weeks ended January 29, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-Q and other information available from the Securities and Exchange Commission.
    The Neiman Marcus Group, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items".
    For the 13 weeks ended January 28, 2006, the Company reported total revenues of $1.23 billion compared to $1.13 billion in the prior year. Comparable revenues increased 6.4 percent. Operating earnings for the second quarter of fiscal 2006 were $73 million compared to $120 million for the second quarter of fiscal year 2005. Adjusted operating earnings were $122 million in the second quarter of fiscal year 2006 compared to $120 million in the second quarter of fiscal year 2005.
    For the 26 weeks ended January 28, 2006, the Company reported total revenues of $2.21 billion compared to $2.04 billion in the prior year. Comparable revenues increased 7.3 percent. Operating earnings for the 26 weeks ended January 28, 2006 were $177 million compared to $230 million for the comparable period a year ago. Adjusted operating earnings for the 26 weeks ended January 28, 2006 were $262 million compared to $245 million for the comparable period a year ago.
    See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

    Other Items

    As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments of approximately $18.9 million and $4.9 million in the second and first quarters of fiscal year 2006, respectively. The Company recorded non-cash charges included in cost of goods sold related to various valuation adjustments of approximately $30.6 million and $7.8 million in the second and first quarters of fiscal year 2006, respectively. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million.
    The Company sold its Chef's Catalog direct marketing business in November 2004 and recorded a loss in connection with the sale of approximately $15.3 million in the first quarter of fiscal year 2005. Comparable revenues have been adjusted to exclude the sales of Chef's Catalog prior to its disposition.
    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com on Thursday, March 9, 2006 beginning at 10:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.
    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



                     THE NEIMAN MARCUS GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                            January 28,   January 29,
(in thousands)                                 2006          2005
                                            -----------  -------------
                                            (Successor)  (Predecessor)
ASSETS
------
Current assets:
   Cash and cash equivalents                   $91,523  $    $377,857
   Accounts receivable, net of allowance        34,446        659,015
   Merchandise inventories                     789,998        726,169
   Other current assets                        116,324         79,679
                                            -----------  -------------
      Total current assets                   1,032,291      1,842,720
                                            -----------  -------------

Property and equipment, net                  1,042,989        793,715
Goodwill and intangibles, net                4,414,116         71,514
Other assets                                   121,253         47,813
                                            -----------  -------------
Total assets                                $6,610,649     $2,755,762
                                            ===========  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable                            $283,251       $241,946
  Accrued liabilities                          374,745        327,435
  Notes payable and current maturities of
   long-term liabilities                         8,207          2,200
  Borrowings under Credit Card Facility              -        225,000
                                            -----------  -------------
    Total current liabilities                  666,203        796,581
                                            -----------  -------------

Long-term liabilities:
  Asset-based revolving credit facility              -              -
  Notes and debentures                       3,195,614        249,768
  Deferred income taxes                      1,130,379         21,487
  Other long-term liabilities                  189,202        166,651
                                            -----------  -------------
    Total long-term liabilities              4,515,195        437,906
                                            -----------  -------------

Minority interest                               13,024         11,664

Total shareholders' equity                   1,416,227      1,509,611
                                            -----------  -------------
Total liabilities and shareholders' equity  $6,610,649     $2,755,762
                                            ===========  =============




                     THE NEIMAN MARCUS GROUP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              (UNAUDITED)

                                              Thirteen Weeks Ended
                                          ----------------------------
(in thousands, except per share data)     January 28,    January 29,
                                              2006          2005
                                          ------------ ---------------
                                           (Successor)   (Predecessor)

Revenues                                  $ 1,231,416  $    1,129,225
Cost of goods sold including buying and
 occupancy costs                              835,938         735,677
Selling, general and administrative
 expenses                                     285,610         264,591
Income from credit card operations, net       (16,972)        (18,041)
Depreciation expense                           35,435          27,338
Amortization of intangible assets              14,559               -
Amortization of favorable lease
 commitments                                    4,328               -
Transaction and other costs                         -               -
Loss on disposition of Chef's Catalog               -               -
                                          ------------ ---------------

Operating earnings                             72,518         119,660

Interest expense, net                          66,125           3,978
                                          ------------  --------------

Earnings before income taxes and minority
 interest                                       6,393         115,682

Income taxes                                    2,568          44,326
                                          ------------ ---------------

Earnings before minority interest               3,825          71,356

Minority interest in net (loss) earnings
 of Subsidiaries                                 (781)           (769)
                                          ------------ ---------------

Net earnings                              $     3,044  $       70,587
                                          ============ ===============


                                             Twenty-Six Weeks Ended
                                          ----------------------------
(in thousands, except per share data)     January 28,    January 29,
                                              2006           2005
                                          ------------ ---------------
                                           (Combined)   (Predecessor)

Revenues                                  $ 2,207,854  $    2,037,161
Cost of goods sold including buying and
 occupancy costs                            1,409,996       1,266,861
Selling, general and administrative
 expenses                                     537,446         507,037
Income from credit card operations, net       (28,575)        (33,384)
Depreciation expense                           65,024          51,724
Amortization of intangible assets              17,937               -
Amortization of favorable lease
 commitments                                    5,887               -
Transaction and other costs                    23,544               -
Loss on disposition of Chef's Catalog               -          15,348
                                          ------------ ---------------

Operating earnings                            176,595         229,575

Interest expense, net                          82,544           8,015
                                          ------------  --------------

Earnings before income taxes and minority
 interest                                      94,051         221,560

Income taxes                                   35,445          85,301
                                          ------------ ---------------

Earnings before minority interest              58,606         136,259

Minority interest in net (loss) earnings
 of Subsidiaries                                 (560)         (1,556)
                                          ------------ ---------------

Net earnings                              $    58,046  $      134,703
                                          ============ ===============

The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the twenty-six weeks ended January 28, 2006 to the twenty-six weeks ended January 29, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.




                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

SEGMENTS:                                     Thirteen Weeks Ended
                                          ----------------------------
(dollars in millions)                     January 28,    January 29,
                                              2006          2005
                                          ------------ ---------------
                                           (Successor)   (Predecessor)

REVENUES:
  Specialty Retail Stores                 $     981.5  $        912.0
  Direct Marketing                              213.0           188.2
  Other (1)                                      36.9            29.0
                                          ------------ ---------------
     Total                                $   1,231.4  $      1,129.2
                                          ============ ===============


OPERATING EARNINGS:
  Specialty Retail Stores                 $      94.3  $         98.7
  Direct Marketing                               37.9            27.9
  Other (1)                                       3.0             2.8
  Corporate expenses                            (13.2)           (9.7)
                                          ------------ ---------------
     ADJUSTED OPERATING EARNINGS          $     122.0  $        119.7
  Amortization of intangible assets             (18.9)              -
  Non-cash charges related to other
   valuation adjustments made in
   connection with the acquisition              (30.6)              -
  Transaction and other costs                       -               -
  Loss on disposition of Chef's Catalog             -               -
                                          ------------ ---------------
     OPERATING EARNINGS                   $      72.5  $        119.7
                                          ============ ===============


SEGMENTS:                                    Twenty-Six Weeks Ended
                                          ----------------------------
(dollars in millions)                     January 28,     January 29,
                                              2006            2005
                                          ------------ ---------------
                                           (Combined)   (Predecessor)

REVENUES:
  Specialty Retail Stores                 $   1,788.8  $      1,648.9
  Direct Marketing                              351.9           328.0
  Other (1)                                      67.2            60.3
                                          ------------ ---------------
     Total                                $   2,207.9  $      2,037.2
                                          ============ ===============

OPERATING EARNINGS:
  Specialty Retail Stores                 $     229.8  $        218.9
  Direct Marketing                               52.5            39.3
  Other (1)                                       2.2             5.7
  Corporate expenses                            (22.1)          (19.0)
                                          ------------ ---------------
     ADJUSTED OPERATING EARNINGS          $     262.4  $        244.9
  Amortization of intangible assets             (23.8)              -
  Non-cash charges related to other
   valuation adjustments made in
   connection with the acquisition              (38.5)              -
  Transaction and other costs                   (23.5)              -
  Loss on disposition of Chef's Catalog             -           (15.3)
                                          ------------ ---------------
     OPERATING EARNINGS                   $     176.6  $        229.6
                                          ============ ===============

(1) Other includes the results of operations of Kate Spade LLC and Gurwitch Products, LLC.

The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the twenty-six weeks ended January 28, 2006 to the twenty-six weeks ended January 29, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, transaction and other costs and the loss on disposition of Chef's Catalog.

The Neiman Marcus Group, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. The Neiman Marcus Group, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.




                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

   OTHER DATA:

                   Thirteen Weeks Ended       Twenty-Six Weeks Ended
               ---------------------------- --------------------------
(dollars in    January 28,    January 29,   January 28,  January 29,
 millions)         2006          2005           2006         2005
               ------------ --------------- ----------- --------------
                (Successor)   (Predecessor)  (Combined)  (Predecessor)

Capital
 Expenditures  $        49  $           45  $       99  $          95

Depreciation   $        35  $           27  $       65  $          52
Amortization   $        19  $            -  $       24  $           -

Rent Expense   $        23  $           21  $       43  $          39




    CONTACT: The Neiman Marcus Group, Dallas
             James E. Skinner, 214-757-2954
             or
             Stacie Shirley, 214-757-2967